UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): December 28, 2006

FULL HOUSE RESORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32583	13-3391527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4670 S. Fort Apache Road,, Suite 190

Las Vegas, Nevada 89147

(Address of principal executive office)

Registrant’s telephone number, including area code: (702) 221-7800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 28, 2006, Mark J. Miller accepted an offer to become the Senior Vice President and Chief Financial Officer of Full House Resorts, Inc. beginning in February 2007. Mr. Miller has served as a member of our board of directors since May 2005 and has been the chairperson of our audit committee during that period. Mr. Miller has resigned from our board of directors in connection with his acceptance of his new position.

We have agreed to pay Mr. Miller an annual base salary of $250,000 a signing bonus of $75,000 payable upon commencement of his employment temporary housing and moving expenses of up to $20,000. In addition, Mr. Miller will be eligible for incentive compensation of up to 100% of his base salary per year with a guarantee of 50% of his base salary to be payable at the end of his first year of service. We also will grant him 110,000 shares of restricted stock under our 2006 Incentive Compensation Plan, subject to stockholder approval of an increase in the number of shares subject to the plan, if necessary. Mr. Miller will also be eligible for other benefits as are offered or available to senior executives in accordance with our policies.

Effective January 10, 2007, Kathleen M. Caracciolo was elected to join our board of directors and fill the vacancy created by Mr. Miller’s resignation. Ms. Caracciolo has also been appointed the Chairperson of our Audit Committee. Ms. Caracciolo is a certified public accountant who since July 2003 has served as Vice President, Chief of Finance for Atlantic City Coin & Slot Service Co. Inc., which designs, manufactures and distributes electronic gaming devices. Between January and June 2003, Ms. Caracciolo worked as a consultant. From April 1999 to December 2002, she served as Vice President of Finance for the Atlantic City Convention and Visitors Authority, a government agency responsible for enhancing the economy of the region with coordination of the operations of the Atlantic City Convention Center. Prior to that, Ms. Caracciolo held various finance positions with several Atlantic City Casinos, including Atlantic City Showboat, Inc. and Caesars Atlantic City, Inc.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Press Release, dated January 10, 2007, announcing the appointment of Mr. Miller as our Senior Vice President and Chief Financial Officer and his resignation from our board of directors.

99.2	Press Release, dated January 10 2007, announcing that Ms. Caracciolo has joined our board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULL HOUSE RESORTS, INC.

Date: January 10, 2006	By:	/s/ Barth Aaron
	Name:	Barth F. Aaron
	Title:	Secretary/ General Counsel